UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

CBIZ, INC.

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the transactions contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated July 30, 2024, among CBIZ, Inc., a Delaware corporation (the “Company” or “CBIZ”), Marcum LLP, a New York registered limited liability partnership (“Marcum”), Marcum Advisory Group LLC, a Delaware limited liability company and wholly owned subsidiary of Marcum (“MAG”), PMMS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Marcum Partners SPV LLC, a Delaware limited liability company, the Company made available the following information to employees on July 31, 2024:

Email

Subject Line: Exciting News: CBIZ to Acquire Marcum!

CBIZ Team Members,

I am thrilled to share some exciting news with you. Earlier today, we publicly announced that CBIZ has signed a definitive agreement to acquire Marcum, with Mayer Hoffman McCann (MHM) to acquire the attest business of the same name.

Founded in 1951 and headquartered in New York City, Marcum is a national accounting and advisory firm that provides a range of professional services to entrepreneurial, middle-market companies, midcap and micro-cap SEC registrants, and high-net-worth individuals. With over 70 years of experience and 4,000 professionals, Marcum is known for its personalized service and strong client relationships. Marcum is ranked as the 13th largest accounting firm in the country.

This strategic acquisition, the largest in our company’s history, presents an incredible opportunity for CBIZ and Marcum to bring together the best talent in the industry to offer our clients an unmatched breadth of services and depth of expertise.

Momentarily, you will be receiving an invitation for an All Team Member Town Hall at 12:30 p.m. ET, where Chris Spurio, Mike Kouzelos, Elizabeth Newman and I will share more about Marcum and what this opportunity means for CBIZ and for each of you. If you are not able to attend today’s call, the recording will be shared following the meeting, along with a set of team member FAQs.

In the interim, while I am sharing our news with investors, I invite you to watch this video [link included here] and read the press release about this exciting news.

This is an exciting time for our company, and we anticipate you will see a considerable amount of media coverage and social chatter about it. We encourage you to share the news on social media by resharing the posts from our CBIZ accounts: LinkedIn, X.

If you happen to be contacted by the media or other external audiences about our announcement, please contact Amy McGahan, our Director of Corporate Communications.

I look forward to speaking with you all shortly!

Jerry

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

The following is a transcript of the video linked in the above email message to employees:

JERRY GRISKO ON CAMERA:

Good morning everyone. I wanted to be the first to notify you of a very exciting announcement for CBIZ. Earlier this morning, we announced that we entered into an agreement to make the largest acquisition in our history by bringing Marcum onto our team.

With this acquisition, we will become the seventh-largest accounting services provider in the nation and, together with our benefits and insurance, advisory, and other businesses, we’ll be the largest professional services provider of our kind. At closing, we’ll have revenues of close to $3 billion, more than 10,000 team members and over 135,000 clients.

When we talk about acquisitions, we have always rallied around the idea of ‘stronger together’, which is what this acquisition is all about. Combining our organizations will solidify our position as a leading provider of accounting, tax, advisory, insurance, and other professional services to middle-market clients and as the employer of choice for the best talent in our industries.

As we look to the future, the potential of this acquisition is perhaps best symbolized by our logo – the power of many coming together as one to accelerate growth. Growth for our team members, for our clients and for our business.

The fundamental things that have made us successful will never change. Like our commitment to our core values…to developing and supporting our people…and to delivering exceptional advice and solutions to our clients.

Any changes to come will be ones of opportunity. Opportunities for you and our company to grow in capabilities and develop innovative solutions for our clients.

With that in mind, we’ve put together this brief video to give you a preview of what to expect in this new chapter of our story.

VOICE TALENT NARRATION:

Thirty years ago, CBIZ set its sights on a powerful vision… To become the leading provider of professional services to middle-market businesses.

To deliver on our vision in this moment of industry transformation, we need not just skill, but scale – and the boldness to think big.

And, that is precisely what this milestone will enable us to do.

When two of the most successful organizations serving the middle market come together as one, the result will be one company with unmatched depth of expertise and breadth of services.

One company ready to seize this breakaway moment.

One company unafraid to think bigger and bolder.

One company that will redefine the future of professional services for our clients.

This is not about one + one… This is about something exponential.

Exponentially more opportunities to grow...to innovate…to attract and keep the best talent

…to take the exceptional services we provide today to a whole new level tomorrow.

Just imagine the opportunities to combine human and artificial intelligence with actionable insights from the unmatched data our two groups possess…

…Imagine how we will be the frontrunner in the new age of professional services. A place where our team and our clients will grow.

This is an incomparable opportunity for our team to propel our growth, as a group and as individuals. Just imagine what heights we will reach when we come together as one.

JERRY GRISKO OUTRO (ON CAMERA):

We hope this gives you a glimpse into why we are so very excited about this news and our future together. And we’re looking forward to sharing more with each of you at our Town Hall later today. See you then!

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company’s stockholders; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.